Exhibit 10.5

SARA LEE CORPORATION

Conversion of CEO’s RSU Grant of 102,340

Shares for FY ‘05-’07 from Service-Based to Performance-Based

Concept: Convert CEO’s FY ‘05-’07 RSU grant from strictly service-based vesting (i.e., continued employment) to service- and performance-based vesting tied to SLE’s 3-year total shareholder return vs. a selected peer group approved by the Compensation and Employee Benefits Committee.

Total Shareholder Return Defined: Sum total of stock price growth (or decline), plus reinvested dividends, divided by stock price at start of period

•	Same calculation method used in stock performance graph in proxy statement

Measurement Period: July 1, 2004 to June 30, 2007

•	For July 1, 2004 base price, use average closing price for each trading day in June 2004 for SLE and for all peer companies

•	For June 30, 2007 ending price, use average closing price for each trading day in June 2007 for SLE and for all peer companies

Earnout Schedule: Continued employment and SLE’s relative TSR vs. peer companies as follows:

SLE Percentile Rank**	% RSUs Earned**
100%	200%
90	160
80	120
75	100
70	90
60	70
50	50
40	30
30	10
25 and below	0

**	Full interpolation between percentile points

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Termination Rules:

For Employment Termination Before August 2007 CEBC Approval	Treatment of Unvested RSUs

1. Voluntary quit or termination for cause	Forfeit

2. Retirement, death or total disability	Continue to vest by performance; no pro-ration for active service

3. Severance Separation	Before 7/1/05 – forfeit; after 7/1/05 – pro-rata vest at end of cycle based on time worked and relative TSR as of 6/30/07

Interim Earnout and Lockup: At the end of each of the first two years (6/30/05 and 6/30/06), up to one-third of the shares could be earned out each year based on one-year and two-year relative total shareholder return on the same earnout schedule shown on preceding page.

•	Interim earned shares remain subject to continued employment vesting through June 30, 2007

•	At the end of the three years, the earnout schedule will apply to the full target RSUs with earnout for the third year being total RSUs earned, less those already locked up in the first two years

Example: Assume grant for 102,000 RSUs (34,000 per year tranche)

Year 1 (2005)

•	Assume 1 year TSR at 75th %tile

•	Mr. McMillan “vests” in 34,000 RSUs, which are still restricted and forfeitable for 2 more years, but are not subject to further performance risk

Year 2 (2006)

•	Assume 2 year TSR at 60th %tile (70% earnout)

•	Two-year earnout potential (68,000 shares) times 70% equals 47,600 RSUs earned, minus 34,000 RSUs earned for 2005 equals 13,600 additional RSUs earned; all earned shares now subject to one-year vest

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Year 3 (2007 – good year)

•	Assume 3 year TSR at 80th %tile (120% earnout)

•	Three-year earnout potential (102,000 shares) times 120% equals 122,400 RSUs earned, minus 47,600 RSUs earned for 2005/6 equals 74,800 additional RSUs earned; all shares earned are now vested

Year 3 (2007 – poor year)

•	Assume 3 year TSR at 40th %tile (30% earnout)

•	Three-year earnout potential (102,000 shares) times 30% equals 30,600 shares which is less than RSUs already earned

•	Therefore, executive vests in no additional RSUs but gets to keep the 47,600 RSUs already earned, which are now vested

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